April 30, 2002



Securities and Exchange Commission
Division of Investment Management
Office of Insurance Products
450 Fifth Street, N.W.
Washington, DC 20549

                  Re:      Post-Effective Amendment No. 20 to Form S-6
                           Sentry Variable Life Account I
                           File Nos. 2-98441 and 811-4327
                           -----------------------------------------------------

Dear Sir/Madam:

         We have reviewed Post-Effective Amendment No. 20 for the above-named Registrant. After review of such Post-Effective Amendment, we have concluded that the changes made to the Prospectus are non-material.

         Therefore, we hereby represent that the amendment does not contain disclosure which would render it ineligible to become effective pursuant to paragraph (b) of Rule 485.

                                  Sincerely,

                                  BLAZZARD, GRODD & HASENAUER, P.C.



                                  By:  s/Raymond A. O'Hara III
                                          Raymond A. O'Hara III